Ex-99.3 a)

                      BOSTON SAFE DEPOSIT AND TRUST COMPANY

                              OFFICER'S CERTIFICATE



        ANNUAL STATEMENT AS TO COMPLIANCE PURSUANT TO SECTION 6.04 OF THE MORTGAGE LOAN SALE, WARRANTIES AND SERVICING AGREEMENT ("THE AGREEMENT")
                             DATED AS OF MAY 1, 1998




I, Jeanne M. Ahl, being Vice President of Boston Safe Deposit and Trust Company ("the Company"), hereby certify as follows:



         (i) a review of the activities of the Company during the preceding calendar year and of performance under the Agreement has been made under my supervision;

         (ii) the Company has complied fully with the provisions of Article II and Article IV of the Agreement;

         (iii) to the best of my knowledge, based on such review, the Company has fulfilled all of its obligations under the Agreement throughout the year.

IN WITNESS WEHREOF, the undersigned has executed this Certificate as of the 25th day of March, 1999.

                                            May 1, 1998

                                                By:  /s/ Jeanne M. Ahl
                                                     -----------------------
                                                     Name:   Jeanne M. Ahl
                                                     Title:  Vice President



                                                By:  /s/ Kelly A. Gately
                                                     -----------------------
                                                     Name:   Kelly A. Gately
                                                     Title:  Assistant Secretary